Exhibit 10.1

GUARANTY

This GUARANTY (this “Guaranty”), dated as of December 10, 2009, by Leucadia National Corporation, a New York corporation (the “Guarantor”), in favor of BH Finance LLC, a Nebraska limited liability company, in its own capacity as the lender under the Credit Agreement referred to below (the “Lender”), and on behalf of each of the other Secured Parties under the Credit Agreement referred to below (together, the “Guaranteed Parties”).

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 10, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), among Berkadia Commercial Mortgage LLC, a Delaware limited liability company (the “Borrower”) and the Lender, pursuant to which the Lender has agreed to make Loans to the Borrower upon the terms and subject to the conditions specified in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Guarantor acknowledges that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement and from the making of the Loans by the Lender to the Borrower.

WHEREAS, the obligations of the Lender to make Loans are conditioned upon, among other things, the execution and delivery by the Guarantor of a guaranty in the form hereof. As consideration therefor, and in order to induce the Lender to make Loans, the Guarantor is willing to execute this Guaranty.

Accordingly, the parties hereto agree as follows:

SECTION 1.       Guaranty. The Guarantor irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise and at all times thereafter) and performance by the Borrower of fifty percent (50%) of all Obligations (collectively, the “Guaranteed Obligations”), including all such Guaranteed Obligations which would become due but for the operation of the Bankruptcy Code of the United States; provided, however that Guarantor's guarantee shall be limited to fifty percent (50%) of such Guaranteed Obligations (the "Limited Guaranty"). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Guaranteed Obligation.

SECTION 2.       Guaranteed Obligations Not Affected. The Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty, notice of protest for nonpayment and all other notices of any kind. To the fullest extent permitted by applicable Law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guaranty, any other Loan

Document or any other agreement, with respect to any Loan Party or with respect to the Guaranteed Obligations, (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of any Guaranteed Party, or (d) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party.

SECTION 3.       Security. The Guarantor hereby acknowledges and agrees that the Guaranteed Parties may (a) take and hold security for the payment of this Guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine, and (c) release or substitute any one or more endorsees, the Borrower or other obligors, in each case without affecting or impairing in any way the liability of the Guarantor hereunder.

SECTION 4.       Guaranty of Payment. The Guarantor further agrees that this Guaranty constitutes a guarantee of payment and performance when due of all Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by any Guaranteed Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of any Loan Party or any other Person of all or part of the Guaranteed Obligations. Any payment required to be made by the Guarantor hereunder may be required by the Guaranteed Parties on any number of occasions and shall be payable to the Guaranteed Parties in the manner provided in the Credit Agreement.

SECTION 5.	Indemnification.

(a)        The Guarantor shall indemnify the Guaranteed Parties and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Guarantor arising out of, in connection with, or as a result of, (i) the execution or delivery of this Guaranty or any other agreement or instrument contemplated hereby by Guarantor or the performance by the Guarantor of its obligations hereunder, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Guarantor shall promptly pay the reasonable fees and expenses of such counsel; provided, that the Guarantor shall not be required to indemnify any Indemnitee for the costs and expenses of more than one legal counsel in any one jurisdiction, except where an actual conflict of interest between Indemnitees exists.

(b)       The Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty.

2

(c)        The agreements in this Section 5 shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other Guaranteed Obligations.

SECTION 6.       No Discharge or Diminishment of Guaranty. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise; provided, however, that the Guarantor's liability hereunder is limited to 50% of such Guaranteed Obligations. Without limiting the generality of the foregoing, the Guaranteed Obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Guaranteed Party to assert any claim or demand or to enforce any remedy under this Guaranty, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

SECTION 7.	Defenses of Loan Parties Waived; Subrogation.

(a)                       The Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party for the Guaranteed Obligations. The Guarantor hereby acknowledges that the Guaranteed Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party, or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of the Guarantor hereunder. The Guarantor waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement, indemnity, contribution or subrogation or other right or remedy of the Guarantor against any Loan Party, as the case may be, or any security. The Guarantor agrees that it shall not assert any claim in competition with any Guaranteed Party in respect of any payment made hereunder in connection with any proceedings under any Debtor Relief Laws.

(b)                      Notwithstanding anything to the contrary set forth in this Guaranty, at such time as all of the Guaranteed Obligations owing by the Loan Parties to the Guaranteed Parties shall have been paid in full (or payment shall have been provided for in a manner satisfactory to the Guaranteed Parties) and all other obligations of the Loan Parties under the Credit Agreement shall have been duly performed, the Guarantor shall, to the extent the Secured Parties receive or shall have received any Collateral, including without limitation, cash, securities or other property, be subrogated to all rights of the Secured Parties to receive any further payments or distributions from the Guaranteed Parties and any security therefor until the amounts paid by the Guarantor to the Guaranteed Parties hereunder shall have been paid in full (or payment shall have been provided for in a manner reasonably satisfactory to the Guarantor). The word “indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Loan Parties heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under this Guaranty, and includes any and all interest and other

3

amounts thereon which may accrue subsequent to the Borrower or any other Loan Party becoming subject to any Debtor Relief Laws.

SECTION 8.       Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that any Guaranteed Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to such Guaranteed Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by the Guarantor of any sums to the Guaranteed Parties as provided above, all rights of the Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations. If any amount shall erroneously be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Lender to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

SECTION 9.       Limitation on Guaranty of Guaranteed Obligations. In any action or proceeding with respect to the Guarantor involving any state corporate law, the Bankruptcy Code of the United States or any other Debtor Relief Law, if the obligations of the Guarantor under Section 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Guaranteed Party, or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10.      Information. The Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 11.      Termination. This Guaranty (a) shall terminate when (i) the Commitment has expired or been terminated and (ii) all of the Guaranteed Obligations have been paid in full in cash or otherwise satisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Guaranty or the Credit Agreement), and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Guaranteed Party or the Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

SECTION 12.      Costs of Enforcement. The Guarantor agrees to pay within ten (10) Business Days after demand all out-of-pocket expenses of any Guaranteed Party in connection with such Guaranteed Party’s efforts to collect and/or to enforce any of the Guaranteed Obligations of the Guarantor hereunder and/or to enforce any of the rights, remedies, or powers of any Guaranteed Party against or in respect of the Guarantor (whether or not suit is instituted by or against any Guaranteed Party).

4

SECTION 13.      Binding Effect; Several Agreement; Assignments. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Guaranty shall bind and inure to the benefit of the Guarantor and its respective successors and assigns. This Guaranty shall be binding upon the Guarantor and its respective successors and assigns, and shall inure to the benefit of the Guaranteed Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Guaranty or the Credit Agreement.

SECTION 14.	Waivers; Amendment.

(a)        The rights, remedies, powers, privileges, and discretions of the Guaranteed Parties hereunder and under applicable Law (herein, the “Guaranteed Party’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No delay or omission by the Guaranteed Parties in exercising or enforcing any of the Guaranteed Party’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Guaranteed Parties of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Guaranteed Party’s Rights and Remedies, and no express or implied agreement or transaction of whatever nature entered into between a Guaranteed Party and any Person, at any time, shall preclude the other or further exercise of the Guaranteed Party’s Rights and Remedies. No waiver by a Guaranteed Party of any of the Guaranteed Party’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Guaranteed Party’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Guaranteed Parties may determine. The Guaranteed Party’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Guaranteed Obligations. No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

(b)       Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guaranteed Parties and the Guarantor.

SECTION 15.      Representations and Warranties of the Guarantor. The Guarantor represents and warrants to the Guaranteed Parties that the statements contained in this Section 15 are true, correct and complete as of the date of this Guaranty.

(a)                       Organization and Standing. The Guarantor is a corporation duly organized, validly existing, in good standing and in full force and effect under the laws of the State of New York, and has full power and authority and all licenses, permits and authorizations necessary to enter into, execute, deliver and perform this Guaranty and any other agreements and instruments contemplated hereby. The Guarantor is duly authorized and qualified to conduct business and is in good standing to transact business under the laws of each jurisdiction where such authorization, qualification and standing is required.

5

(b)                      Due Execution; Enforceability. The execution and delivery of this Guaranty and any other agreements and instruments contemplated hereby by the Guarantor and its performance hereunder and thereunder have been duly and validly authorized by all necessary action on the part of the Guarantor. This Guaranty has been, and any other agreements and instruments contemplated hereby to be executed and delivered by the Guarantor will upon such execution and delivery be, duly authorized, executed, and delivered by the Guarantor and constitutes and will constitute, as the case may be, the legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor’s rights generally and general principles of equity.

SECTION 16.      Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.      Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(1)	if to the Guarantor, to:

Leucadia National Corporation

315 Park Avenue South

New York, New York 10010

Attention: Joseph A Orlando

Electronic mail address: jorlando@leucadia-nyc.com

Telephone number: (212) 460-1900

Telecopier number: (212) 598-3245; and

(2)	if to the Guaranteed Parties, to:

BH Finance LLC

3555 Farnam Street

Omaha, Nebraska 68131

Attention: Kerby Ham

Electronic mail address: ksham@brka.com

Telephone number: (402) 978-5430

Telecopier number: (402) 346-3375.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Any party hereunder may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other party.

SECTION 18.	Survival of Agreement; Severability.

6

(a)        All covenants, agreements, indemnities, representations and warranties made by the Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of this Guaranty, the Credit Agreement and the other Loan Documents and the making of any Loans by the Lender, regardless of any investigation made by the Guaranteed Parties or on their behalf and notwithstanding that any Guaranteed Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until (i) the Commitment has expired or been terminated and (ii) all of the Guaranteed Obligations have been paid in full in cash or otherwise satisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Guaranty or the Credit Agreement). The provisions of Section 5 and Section 11 hereof shall survive and remain in full force and effect regardless of the repayment of the Guaranteed Obligations, the expiration or termination of the Commitment or the termination of this Guaranty or any provision hereof.

(b)       Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 19.	No Recourse.

(a)                       Notwithstanding anything that may be expressed or implied in this Guaranty or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Guaranty, the Guaranteed Parties covenant, agree and acknowledge that no Person other than the Guarantor has any obligations hereunder and that the Guaranteed Parties have no right of recovery under this Guaranty against, and no personal liability under this Guaranty shall attach to, any former, current or future directors, officers, employees, agents or Affiliates of the Guarantor (collectively, each a “Non-Recourse Party”), through any Loan Party or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of a Loan Party against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise. Subject to Section 19(b) below, recourse against the Guarantor under and pursuant to the terms of this Guaranty shall be the sole and exclusive remedy of the Guaranteed Parties against the Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, this Guaranty.

(b)                      Notwithstanding anything to the contrary contained herein, nothing contained in this Guaranty shall limit the rights after Closing of the Lender under the APA and the documents and agreements entered into in connection therewith, in accordance with their terms, conditions and limitations.

SECTION 20.       No Third Party Beneficiaries. Except as provided in Section 19 above, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Guaranty, and this Guaranty is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein.

7

SECTION 21.      Counterparts. This Guaranty may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 22.      Rules of Interpretation. The rules of interpretation specified in Section 1.02 through 1.04 of the Credit Agreement shall be applicable to this Guaranty.

SECTION 23.	Jurisdiction; Waiver of Venue; Consent to Service of Process.

EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 24.   Waiver of Jury Trial. EACH OF THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

[SIGNATURE PAGE FOLLOWS]

8

            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Guaranty as of the day and year first above written.

The Guarantor

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph Orlando
	Name:	Joseph Orlando
	Title:	Vice President and CFO

The Guaranteed Parties

BH FINANCE LLC

By:	/s/ Marc Hamburg
	Name:	Marc Hamburg
	Title:	President

9